Exhibit (p)(34)

E.	CONFLICTS OF INTEREST

1.0	CODE OF ETHICS

1.1	Introduction

AXA IM, Inc. and all of its Employees owe a fiduciary duty to AXA IM, Inc.’s clients. As a fiduciary, you must avoid activities, interests and relationships that may interfere or appear to interfere with making decisions in the best interests of AXA IM, Inc.’s clients.

Accordingly and in order to comply the requirement set forth in Rule 204A-1 of the Advisers Act, AXA IM, Inc. has adopted this Code of Ethics (the “Code”) which:

•	Seeks to place the interests of AXA IM, Inc.’s clients before the interests of any Employee;

•	Imposes standards of business conduct for all Employees;

•	Requires Employees to comply with the Federal Securities Laws;

•	Regulates Employee personal securities transactions;

•	Requires reporting and review of personal securities transactions; and

•	Requires Employees to report violations of the Code and determines consequences for the failure to comply.

This Code uses various defined terms. Some of those terms are defined in the body of the Code. In addition, other terms are defined in the Definitions section found at the end of the Code.

1.2	Employees to Whom This Code Applies

This entire Code applies to all Employees of AXA IM, Inc. except for certain of the reporting or preclearance portions of this Code, which apply only to Access Persons, as described below. Employees are reminded that they have access to this Code at all time through their own log-ins for the applicable compliance tools and or through the hard copies maintained in the office.

1.3	Business Conduct Standards

Employees are required to comply with the fiduciary duties placed on investment advisers including but not limited to the following standards of conduct:

1.3.1	Do Not Engage in Fraudulent Activity

Information obtained in the course of business activities for AXA IM, Inc., which is not otherwise generally available to the public, is proprietary and strictly confidential. In particular, no Employee shall (i) misuse material, non-public information whether obtained in the course of business activities for AXA IM, Inc. or otherwise; (ii) employ any device, scheme or artifice to defraud clients of AXA IM, Inc.; (iii) make any untrue statement of a material fact to clients or potential clients of AXA IM, Inc.; (iv) engage in any act, practice, or course of business which operates to defraud or deceive clients or potential clients of AXA IM, Inc.; (v) engage in any manipulative practice with respect to clients or potential clients of AXA IM, Inc.; or (vi) misappropriate any assets or investment opportunities of a client.

1.3.2	Unlawful Actions

It is unlawful or any Employee, in connection with the purchase or sale, directly or indirectly, by the person of a Covered Security to be held or to be acquired by a AXA IM, Inc. Client Account:

•	To employ any device, scheme or artifice to defraud a Client Account;

•	To make any untrue statement of a material fact to a Client Account or omit to state a material fact necessary in order to make the statements made to a Client Account, in light of the circumstances under which they are made, not misleading;

•	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Client Account; or

•	To engage in any manipulative practice with respect to a Client Account.

All Employees and other third parties in which these policies and procedures are applicable are hereby put on notice that violations of applicable laws, regulations and internal rules (in particular where such violations are committed on a knowing, intentional or grossly negligent basis) will be subject to sanctions, including termination of employment.

1.3.3	Place the Interests of Client Accounts First

AXA IM, Inc. has a fiduciary duty to place at all times the interests of AXA IM, Inc.’s clients first. As fiduciaries you must scrupulously avoid serving your own personal interests ahead of the interests of AXA IM, Inc.’s clients. You may not cause a client to take action, or not to take action, for your personal benefit rather than the benefit of the client.

1.3.4	Confidentiality

Employees must maintain the confidentiality of sensitive non-public and other confidential information entrusted to them by AXA IM, Inc. or AXA Group or their respective customers and must not disclose such information to any persons except when disclosure is authorized by AXA IM, Inc. or mandated by law other than to (1) other Employees who have an “need to know” in connection with their duties, or (2) persons outside AXA IM, Inc. (such as attorneys, accountants or other advisers) who need to know in connection with a specific mandate or engagement from AXA IM, Inc. or AXA Group or who otherwise have a valid business or legal reason for receiving it and have executed appropriate confidentiality agreements. Confidential information includes all non-public information that might be of use to competitors, or harmful to AXA IM, Inc. or AXA Group or their respective customers, if disclosed. It also includes our intellectual property (such as confidential product information, trade secrets, patents, trademarks, and copyrights), business, marketing and service plans, databases, records, salary information, unpublished financial data and reports as well as information that joint venture partners, suppliers or customers have entrusted to us. The obligation to preserve confidential information continues even after your employment with AXA IM, Inc. ends.

1.3.4.1	Confidentiality of Material Non-Public Information (MNPI)

To safeguard confidential information, Employees should observe the following procedures to ensure that the MNPI is not leaked, shared or accessible beyond the AXA-IN US persons with a “need to know”:

In most instances, the PMs “execute” / agree to confidential restrictions in order to receive / discuss such information from the origination or other private sources and Compliance reviews and approves these agreements, as applicable.

The MNPI is logged into the MyComplianceOffice (MCO), which identifies / and flags:

•	the issuer / public entity name;

•	the PMS that have access to the MNPI;

•	the circumstances, source(s) and circumstances in which the MNPI was obtained;

•	the date when it was received and when it is anticipated to expire; and

•	for Compliance maintenance, the name / ticker of the issuer.

Compliance reviews the MCO submission and either approves or denies it. If denied, Compliance then follows up with the submitting PM(s) to obtain the missing info / address the questions resulting in the denial. If approved, the name(s) are:

•	entered on the Restricted List (“RL”) maintained within MCO, as well as the appropriate AXA IM, Inc. internal systems;

•	fed to operations and trade support, who then code the names into the front office, middle office and trade support systems;

•	activated so that trades in the newly listed RL names are flagged and blocked by the systems until the name is removed from the RL;

•	restricted such that access to the RL is limited to the named US PMs, the US trading desk and related US operational support staff and can’t be accessed by the UK (other foreign PMs / trading desks); and

•	fed into post trading system, which is limited in its use and accessibility through a licensing system such that it can’t be accessed by the UK (other foreign PMs / trading desks) to ensure there is also a post trade review.

The MNPI is maintained on the AXA IM, Inc. US network, which is inaccessible to all but a limited number of specific non-US AXA IM staff. In order to secure the MNPI from even those limited Employees referenced above, the PMs will be instructed to save all MNPI in specific, dedicated folder(s) that have been restricted such that no access may be permitted outside previously authorized users. This includes executives outside the AXA IM US network that may otherwise have access to the AXA IM US network. The access is blocked in real time for all non-US AXA IM staff. If any inquiries are made from non-US AXA IM staff concerning names in which the US maintains MNPI, no information shall be given or discussed.

AXA IM, Inc. staff shall contact US Compliance immediately to discuss if any other non-US AXA IM staff (e.g., other foreign PMs / trading desks) should be restricted. If in the rare instance non-US AXA IM staff contact the AXA IM, Inc. US PMs / traders to discuss a particular issuer or entity in any amount of material detail and that issuer or entity happens to be on the RL, then AXA IM, Inc. will be obligated to inform Compliance of that discussion and the specific desk that made such inquiries will have to be restricted. Compliance will liaison with its own compliance counterparty to ensure the restriction is effective.

For further details on the treatment of material non-public information and recommendations, please refer to the “Insider Trading Policy”.

1.3.4.2	Confidentiality Arrangements

Special confidentiality arrangements may be required for certain parties, including outside business associates and governmental agencies and trade associations, seeking access to material non-public information.

Papers relating to non-public matters should be appropriately safeguarded. Appropriate controls for the reception and oversight of visitors to sensitive areas should be maintained. Sensitive business conversations, whether in person or on the telephone, should be avoided in public places and care should be taken when using portable computers and similar devices in public places. Finally, e-mail messages and attachments containing material non-public information should be treated with similar discretion and awareness of the recipients.

1.4	Compliance with Federal Securities Laws

Employees must obey all laws and regulations applicable to AXA IM, Inc.’s business, including but not limited to, the Federal Securities Laws. Employees are responsible for reading, knowing and adhering to AXA IM, Inc.’s compliance policies which implement the mandates of these laws. In addition, AXA IM, Inc. expects all Employees to exercise sound judgment in the performance of their duties. If in doubt about the legality or ethics of any conduct, please contact Compliance to request guidance.

1.5	Compliance with Foreign Corrupt Practices Act

Employees should be aware that practices that may be acceptable in the commercial business environment (such as providing certain transportation, meals, entertainment and other things of normal value), may be entirely unacceptable and even illegal when they relate to government employees or others who act on the government’s behalf. Therefore, Employees must be aware of and adhere to the relevant laws and regulations governing relations between government employees and customers and suppliers in every country where AXA IM, Inc. (or AXA Group) conducts business.

It is strictly against AXA Group’s policy for Employees to give money or gifts to any official or any employee of a governmental entity if doing so could reasonably be construed as having any connection with AXA Group’s business relationship. Such actions are prohibited by law in many jurisdictions. It is the responsibility of all Employees to adhere to the laws and regulations applicable in the jurisdictions where they do business.

For further guidance on donations to domestic political campaigns, please refer to AXA IM, Inc.’s Policies and Procedures on “Pay-to-Play.”

1.6	Personal Trading Activity

All staff member’s personal securities transactions must be conducted in such a manner to avoid any actual, potential or perceived conflict of interest or any abuse of an individual’s position of trust and responsibility. Accordingly, you must comply with the personal trading policies and procedures set forth in the Code. Please be advised that doubtful situations should be resolved against your personal trading interests.

1.6.1	Prohibition Against Fraudulent Trading Activity

As a general matter, it is a violation of federal law and the policies of AXA IM, Inc. for any of its Employees to engage in any act, practice or course of business in connection with the purchase or sale of any securities for an Employee Account which violates any of the Federal Securities Laws designed to prevent fraudulent, deceptive, or manipulative acts. Two common examples of such prohibited activities are described below. However, any fraudulent practice in connection with the purchase or sale of securities for Employee Accounts is prohibited by the Federal Securities Laws and AXA IM, Inc.

Employee Account is defined at the end of this Code. However, generally, it includes but is not limited to 1) each Employee’s personal account; and 2) any account of any member of an Employee’s family residing with him/her; or 3) any other account including a trust or partnership, over which the Employee or his or her family member exercises investment discretion.

1.6.2	Common Example of Fraudulent Personal Trading

General Prohibition Against Front-Running

The practice of trading on the basis of the anticipated market effect of trades for Client Accounts, which is known as “front-running,” or “scalping,” is a violation of the Federal Securities Laws. Examples of front-running or scalping include:

1)	An Employee Account uses knowledge of a future purchase of a security for a Client Account and acquires direct or indirect ownership in the security before the Client Account buys the security.

2)	An Employee Account uses knowledge of a future sale of a security by a Client Account and sells (short or long) the security before the Client Account sells the security.

1.6.3	General Prohibition Against Trading Client Accounts to Benefit Employees

The practice of trading a Client Account for the purpose of benefiting an Employee’s Account is prohibited by the Federal Securities Laws.

1.6.4	Blackout Period

There is a blackout period applicable to Access Person Accounts relating to certain trades by AXA IM, Inc. of newly-issued high yield bonds or of primary issues on the loan market for Client Accounts. There may be blackout periods relating to other trading activities of AXA IM, Inc. at the discretion of the Compliance Department. Details of the blackout period will be provided by compliance to Employees periodically.

The blackout period will be enforced by Compliance through its oversight of the Code. Any profits realized on trades which violate this policy may be required to be disgorged at the discretion of the Board.

The blackout period does not apply to any Employee Account in which the Employee and his or her family member have no investment discretion and any trades made by an Employee Account under a DRIP program or Automatic Investment Program (collectively “Automatic Trades”).

1.6.5	Ban on Short-Term Trading

Employee Accounts are not allowed to profit from the purchase and sale, or sale and purchase, of the same security or to have a roundtrip purchase and sale of the same security within 90 calendar days without the prior consent of Compliance. For example, Compliance may acquiesce to such short-term trade if the sale is at a loss to the Employee Account. Any profits realized on such short-term trades may be required to be disgorged.

1.6.6	Pre-clearance of Personal Securities Transactions

Access Persons must pre-clear all trades in their Access Person Account including, without limitation, transactions in Initial Public Offerings, Limited Offerings, or private placements in the manner described below unless the trade falls under one of the exemptions described below or is otherwise specifically exempted by the Compliance from these requirements. However, these clearance requirements do not apply (i) to receipt of gifts or bequests of securities (i.e. those which are entirely not controlled by the owner of the Access Person Account) or (ii) to any of the applicable transactions listed within MCO.

Except as otherwise set forth herein, before an Access Person or his or her family member executes a trade for an Access Person Account in a security, the Access Person must obtain consent from Compliance either in writing or through Compliance’s online portal. The designated compliance officer for preclearance may only grant such consent if the proposed trade does not violate the blackout period, described above in section 1.6.4, above, and if the trade does not involve an issuer on the Restricted List. Before granting such consent the designated compliance officer for preclearance must also consider whether there is any other conflict of interest that should prevent the Access Person from transacting in the security.

1.6.7	Pre-notification of Certain Securities Transactions

Before an Access Person or his or her family member executes a trade for an Access Person Account in one of the applicable securities listed within MCO, the Access Person must notify compliance of such transaction in writing, but does not need to obtain preclearance. Pre-notification is not required for the applicable transactions listed within MCO.

1.6.8	Reporting of Personal Securities Transactions by Access Persons

Persons are under a duty to complete and provide the reports described below unless specifically exempted by the Compliance Department.

1.6.9	Initial and Annual Holdings Reports

All Access Persons are required to report or provide access to brokerage accounts and holdings in Covered Securities in which the Access Person has any direct or indirect Beneficial Ownership Interest.

For Access Persons with account(s) to which Compliance has been given access to review through Compliance’s online portal, such Access Persons must submit an electronic acknowledgement, within 10 days of becoming an Access Person and on annual basis in each year thereafter, confirming that each account to which Compliance has review access is the correct Access Person Account and that there are no accounts to which Compliance does not have review access. Access granted through mycomplianceoffice.com shall provide no less information than is required by the Initial and Annual Holdings Reports, as set forth below.

For Access Persons with accounts not described in paragraph (a) above, Initial Holdings reports must be submitted by such Access Person within 10 days of becoming an Access Person, with information current as of a date no more than 45 days prior to the date that person became an Access Person, and annually thereafter. Annual Holdings Reports must be submitted to Compliance on or before February 14 of each year and the information contained in the Annual Holdings Report must be current as of a date no more than 45 days prior to the date the Annual Holdings Report is submitted. The Initial and Annual Holdings Reports must contain, at a minimum, the following information:

•	the title and type of Covered Security, and as applicable the exchange ticker symbol or CUSIP number;

•	number of shares, and principal amount of each Covered Security in which the Access Person has any direct or indirect Beneficial Ownership Interest;

•	the name of any broker, dealer or bank with which the Access Person maintains an account in which any Securities are held for the Access Person’s direct or indirect benefit; and

•	the date the Access Person submits the report.

With respect to an account(s) in which the Access Person holds only Non-Reportable Securities, the Access Person need only provide: (i) the name of the broker-dealer or bank with whom the account is held; (ii) the account number; and (iii) the name on the account.

In lieu of providing information regarding required Covered Securities holdings and account information on the Initial and Annual Holdings Report, an Access Person may submit a duplicate account statement containing all the information required in the Report provided that the Access Person checks the appropriate box on the Initial and Annual Holdings Reports indicating that the Access Person has submitted the account statements and signs and submits such Reports and account statements in a timely manner. The Initial Holdings Report form and the Annual Holdings Report form are both contained in MCO. If you have a question about whether you have a Beneficial Ownership Interest in a security, please contact Compliance.

1.6.10	Quarterly Transaction Reports

Within 30 days after the end of each calendar quarter, each Access Person with an account not exempted from the list contained in MCO must complete and submit a Quarterly

Transaction Report to Compliance (provided that he does not otherwise have access to the relevant Access Person Accounts through compliance’s online portal) that contains, at a minimum, the following information (if applicable) regarding each transaction in a Covered Security in which the Access Person has a Beneficial Ownership Interest:

•	the date of the transaction;

•	the title, and as applicable the exchange ticker symbol or CUSIP number;

•	interest rate and maturity date;

•	number of shares, and principal amount of each Covered Security involved;

•	the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

•	the price of the Covered Security at which the transaction was effected;

•	the name of the broker, dealer or bank with or through which the transaction was effected; and

•	the date the Access Person submits the report.

The Quarterly Transaction Report form is contained in MCO. If you have questions about whether you have a Beneficial Ownership Interest in a security, please contact Compliance.

1.6.11	Exceptions from Reporting Requirements

An Access Person is not required to submit:

•	Any transaction or holdings report with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control.

•	A transaction report with respect to transactions effected pursuant to an automatic investment plan.

1.6.12	Mandatory Closing Out of Employee Positions

AXA IM, Inc. reserves the right to require an Employee to liquidate or otherwise close-out a position in an Employee’s personal account at the Employee’s expense if it is determined that any of their investments violate any of the provisions of this Code. Even though a particular transaction may not be explicitly prohibited by this Code, AXA IM, Inc. reserves the right to restrict trading in any financial instrument and/or require an Employee to liquidate any position held in any Employee Account (whether at a profit or loss) and disgorge any profit earned.

1.6.13	Monitoring and Compliance Review

Compliance shall review the account statements and the reports required to be made pursuant to the reporting section of this Code and the preclearance documents completed by Access Persons pursuant to section 1.6 above. Following such review, Compliance may report findings to the Local Control Committee and/or the Board.

Compliance shall maintain a list of Access Persons as defined in Rule 204A-1 under the s Act. Such list shall be updated as appropriate.

AXA IM, Inc. is required by law to keep a record of all violations of the Code including the failure by an Employee to submit a transaction or holding reports in the manner required by the Code. In addition, Employees should be aware that AXA IM, Inc. may also have a contractual and/or legal duty to report any such violations (both material or immaterial) to third parties, including, but not limited to clients. Any such reporting shall be done on an anonymous basis. Employees should also be aware that the SEC has access to such records during an examination or upon request.

1.7	Reporting of Violations

If you become aware of any violation(s) or potential violation(s) of any of the provisions of this Code, you must report such violation(s) or potential violation(s) promptly to Compliance. Failure to report any violation(s) of this Code that you are aware of in a prompt manner will be considered itself a violation of this Code and subject to remedial action at the discretion of the Board. If in doubt about the legality or ethics of any conduct, please contact Compliance to request guidance. In addition you may use the escalation process set forth in the AXA IM Global Incident Escalation Standard. If you have witnessed a violation of Federal Securities Law you may be eligible to participate in the SEC’s whistle blowing program that went into effect on or about August, 2011. Under this program, the SEC may pay a monetary reward to qualified whistleblowers for the voluntary provision of original information about a violation of federal securities law to the SEC. Please see Section I.C(3.0) for further information regarding AXA IM, Inc.’s whistleblower policy.

1.8	Definitions

Capitalized terms used in this Code and not otherwise defined have the meanings set forth below.

“Access Person” is defined by the Advisers Act to mean any supervised persons of an investment advisor who (1) has access to nonpublic information regarding any advisory clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund or (2) is involved in making securities recommendations to advisory clients, or who has access to such recommendations that are nonpublic. Access Persons designations are made by the Compliance Department.

“Access Person Account” means any account in which an Access Person has a direct or indirect Beneficial Ownership interest in the Securities held in the account unless such an account is specifically excluded from this Code’s requirements by the Compliance Department. An Access Person Account is also an Employee Account for purposes of the Code. An Access Person Account does not include any account over which the Access Person has no direct or indirect influence or control and in which transactions are effected without the Access Person’s prior notification.

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

“Beneficial Ownership” means any interest in securities where a person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise have or share a direct or indirect “pecuniary interest” in such securities. While the definition of “Pecuniary Interest” is complex, an Employee generally has a pecuniary interest in securities if such Employee has the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. Appendix D to this Code gives examples of an indirect Pecuniary Interest in securities.

“Board” means the Board of Directors of AXA IM, Inc.

“Client Account” means any separate account, commingled fund, mutual fund or carve-out therefrom managed by AXA IM, Inc. in its capacity as an investment adviser or sub-adviser.

“Covered Security” means any Security other than Non-Reportable Securities.

“Covered Security to be Held or to be Acquired by an Adviser Client Account” means any Covered Security which, within the most recent 15 days:

•	is or has been held by an Client Account; or

•	is being or has been considered by AXA IM, Inc. for purchase by an Client Account.

“Employees” means employees of AXA IM, Inc.; provided, however, that any off-site employees of AXA IM, Inc. who do not have day-to-day involvement with AXA IM, Inc.’s investment management business are excluded from the scope of this Code.

“Employee Account” means any account in which an Employee has a direct or indirect Beneficial Ownership interest in the Securities held in the account unless such an account is specifically excluded from this Code’s requirements by the Compliance Department. An Employee Account does not include any account over which the Employee has no direct or indirect influence or control or in which transactions are effected without the Employee’s prior notification.

“Federal Securities Laws” means the Securities Act of 1933, as amended (“Securities Act”), the Securities Exchange Act of 1934 (“Exchange Act”), the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

“Initial Public Offering” means an offering of Securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

“Limited Offering” means an offering that is exempt from registration under the Securities Act pursuant to Section 4(a)(2) or Section 4(a)(5) or pursuant to Rule 504, Rule 505 or Rule 506 promulgated thereunder.

“Non-Reportable Securities” means and includes the following: (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open-end investment companies (including mutual funds and some, but not all, exchange traded funds) unless AXA IM, Inc. or a control affiliate acts as investment adviser or principal underwriter for the fund; and (v) shares issued by unit investment trusts that are invested exclusively in one or more unaffiliated open-end investment companies.

“Restricted List” has the definition ascribed to such term in the Restricted List Policy, which can be found within the Insider Trading Policy.

“Restricted Securities” means all securities listed on the Restricted List.

“Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of Securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security of the foregoing.

“Supervisory Person” is defined by the Advisers Act to mean any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment advisor, or other person who provides investment advice on behalf of the investment advisor and is subject to the supervision and control of the investment advisor.

F.	INSIDER TRADING

1.0	PURPOSE

AXA IM, Inc. is required to establish, maintain and enforce policies and procedures to prevent the misuse of material, nonpublic information (“inside information”). These requirements are included in the Insider Trading and Securities Fraud Enforcement Act of 1988. AXA IM, Inc. and its parent companies have established policies and procedures reasonably designed to prevent the misuse of inside information considering AXA IM, Inc.’s business, structure, size and other relevant factors.

2.0	SCOPE

2.1	Who Is an Insider?

The concept of “insider” is broad. AXA IM, Inc. may be deemed an insider when it comes into possession of inside information through its various business activities. AXA IM, Inc. will remain an insider as long as it has inside information. Employees can also be insiders if they have inside information. In addition, a person can be a “temporary insider” if they enter into a special confidential relationship in the conduct of AXA IM, Inc.’s affairs and as a result is given access to information solely for AXA IM, Inc.’s purposes. A temporary insider can include, among others, AXA IM, Inc.’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, AXA IM, Inc. may become a temporary insider of a company it advises or for which it performs other services. The company must expect AXA IM, Inc. to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before AXA IM, Inc. will be considered an insider. Insider can be also a person subject to The Stop Trading on Congressional Knowledge Act (STOCK Act) that prohibits members and employees of Congress from using non-public information derived from their official position for personal benefits.

2.2	What Is Material Information?

Trading on inside information is not a basis for liability unless the information is material. “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his investment decisions, or information that is reasonably certain to have a substantial effect on the price of the securities. Information that Employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and extraordinary management developments. Material information does not have to relate to the company’s business. For example, certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security has been considered material by U.S. courts. In one case, a Wall Street Journal (the “WSJ”) reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the WSJ and whether those reports would be favorable or not.

2.3	What Is Nonpublic Information?

Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The WSJ or other publications of general circulation would be considered public.

2.4	Prohibitions Relating to Insider Trading

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

•	Trading by an insider, while in possession of material, nonpublic information.

•	Trading by a non-insider, while in possession of material, nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated.

•	Communicating material, nonpublic information to others.

2.5	General Policy

AXA IM, Inc. strictly prohibits Employees from effecting securities transactions while in possession of inside information. If Employees receive inside information, they should immediately report the matter to Compliance for further review.

Employees who have inside information are prohibited from trading on that information, whether for the account of AXA IM, Inc. or any client, or their own account, any accounts in which they have a direct or indirect beneficial interest (including accounts for family members) or any other account over which they have control, discretionary authority or power of attorney.

Employees are also prohibited from disclosing such information to others. The prohibition against insider trading applies not only to the security to which the inside information directly relates, but also to related securities, such as options or convertible securities.

These procedures apply to all Employees.

2.6	Guidelines

2.6.1	Learning of Inside Information

It is not illegal to learn inside information. It is, however, illegal for Employees to trade on such information or to pass it on to others who have no legitimate business reason for receiving such information.

2.6.2	The Restricted List - Steps to Follow If You Think You Have Inside Information

If, after consideration of the above, you believe that you have learned inside information that is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should contact Compliance immediately through the compliance portal at https://www.mycomplianceoffice.com/customer/portal:

In most instances, the PMs “execute” / agree to confidential restrictions in order to receive / discuss such information from the origination or other private sources and Compliance reviews and approves these agreements, as applicable.

The MNPI is logged into MCO, which identifies:

•	the issuer / public entity name;

•	the PMS that have access to the MNPI;

•	the circumstances, source(s) and circumstances in which the MNPI was obtained;

•	the date when it was rec’d and when it is anticipated to expire; and

•	for Compliance maintenance, the name / ticker of the issuer.

Compliance reviews the MCO submission and either approves or denies it. If denied, Compliance then follows up with the submitting PM(s) to obtain the missing info / address the questions resulting in the denial. If approved, the name(s) are:

•	entered on the Restricted List (“RL”) maintained within MCO, as well as the appropriate AXA IM, Inc. internal systems;

•	fed to operations and trade support, who then code the names into the front office, middle office and trade support systems;

•	activated so that trades in the newly listed RL names are flagged and blocked by the systems until the name is removed from the RL;

•	restricted such that access to the RL is limited to the named US PMs, the US trading desk and related US operational support staff and can’t be accessed by the UK (other foreign PMs / trading desks); and

•	fed into post trading system, which is limited in its use and accessibility through a licensing system such that it can’t be accessed by the UK (other foreign PMs / trading desks) to ensure there is also a post trade review.

The MNPI is maintained on the AXA IM, Inc. US network, which is inaccessible to all but a limited number of specific non-US AXA IM staff. In order to secure the MNPI from even those limited Employees referenced above, the PMs will be instructed to save all MNPI in specific, dedicated folder(s) that have been restricted such that no access may be permitted outside previously authorized users. This includes executives outside the AXA IM US network that may otherwise have access to the AXA IM US network. The access is blocked in real time for all non-US AXA IM staff. If any inquiries are made from non- US AXA IM staff concerning names in which the US maintains, no information shall be given or discussed.

AXA IM, Inc. staff shall contact US Compliance immediately to discuss if any other non-US AXA IM staff (e.g., other foreign PMs / trading desks) should be restricted. If in the rare instance non-US AXA IM staff contact the AXA IM, Inc. US PMs / traders to discuss a particular issuer or entity in any amount of material detail and that issuer or entity happens to be on the RL, then AXA IM, Inc. will be obligated to inform Compliance of that discussion and the specific desk that made such inquiries will have to be restricted. Compliance will liaison with its own compliance counterparty to ensure the restriction is effective. Finally, you must not trade the security or disclose the information you have learned without consulting Compliance.

2.6.2.1	Departmental Access to MNPI and/or Confidential Information and Discussions between Asset Management Departments

From time to time, select managers from different asset management departments may elect to share information, research, credit issues or other information concerning third party Issuers of both public and private securities. In addition, such managers may also want to access MNPI and/or private and confidential information on a specific Issuer, which would then require either the Issuer name to be included on the RL or the Watch List as per the procedures herein, as the case may be, or if the Issuer has not accessed the public markets, then the manager (and by association, AXA IM, Inc.) may be bound by other confidentiality and/or non-disclosure obligations. In either case, these procedures are intended to outline the manner in which such sharing and/or accessing shall be completed and monitored in order to ensure that AXA IM, Inc. or either of the respective asset management departments are not tainted, conflicted or in violation of applicable rules and regulations, as well as any agreed contractual obligations. All such discussions and or accessions are permissible if any and all information shared is either of a public nature if the subject Issuer has otherwise accessed the public securities markets or is not otherwise restricted by these policies or procedures or some other contractual or confidential obligations.

In the course of such information sharing and discussions, one of the asset management departments may have the opportunity or the business need to access either MNPI (if the Issuer has accessed the public markets) or private and confidential information (if the Issuer has not accessed the public markets, but has access to private or unregistered markets) of specific Issuers. In such a case, these procedures are designed to ensure that such departments are aware of the steps and actions that are required to be taken and when any sharing of information is permissible.

Therefore, these procedures are designed to: (a) learn about which Issuers’ any such department(s) may desire to access MNPI and/or private and confidential information; (b) ensure there is consistent agreement between any effected departments that such MNPI and/or private and confidential information can or should be accessed; (c) upon such agreement, integrate such Issuers into the Restricted List procedures and compliance oversight policies contained herein, and (d) address the manner in which such information may be shared across departments.

When a manager in a specific department decides that they would like to access MNPI and/or private and confidential information on a specific Issuer, then that manager shall liaise with their own department head (or their designee) and ensure that such a request is supported on an intra-department basis. If so, then the manager and the department head shall discuss the interest with all other department heads (or their designee) that may be impacted by such a decision to ensure that not only any such accession will be in the best interests of both AXA IM, Inc. and its clients, but also that it does not place unnecessary or unreasonable burdens on AXA IM, Inc., or any of its asset management departments.

Following the meeting between the requesting department personnel and the personnel of any other impacted department(s), where the intent is to reach a firm-wide consensus on whether to access such MNPI and/or private and confidential information, the requesting department manager shall immediately notify the Compliance Department of the results of the meeting and the decision made. Please note that no access or sharing shall be permitted until the Compliance Department is properly notified as provided herein.

If the meeting resulted in agreeing to permit access to any MNPI for a public Issuer, then the procedures to notice and update the Compliance Department and the Restricted List in Section 2.6.2 shall be followed. If the meeting resulted in agreeing to permit access to any private and confidential information for a private Issuer, then the procedures to notice and update the Compliance Department as set forth below shall be followed.

The private and confidential information for a private Issuer is logged into MCO, which identifies:

•	the private issuer entity name;

•	the managers that have access to the private and confidential information;

•	the circumstances, source(s) and circumstances in which the private and confidential information for a private Issuer was obtained; and

•	the date when it was rec’d and, if known, when it is anticipated to expire

Periodically, Compliance will look to audit these procedures to ensure that those Issuers where MNPI was agreed to be accessed are being properly maintained on the Restricted List and within the relevant operational systems Compliance shall document any and all exceptions and actions taken that shall be maintained in the Compliance Department files in accordance with the applicable books and records retention rules and obligations.

2.6.3	Investigations of Trading Activities

From time to time, the Exchanges, FINRA, and SEC may request information from AXA IM concerning trading in specific securities. Requests for information should be immediately referred directly to the CCO and./or the Head of AXA IM, Inc. You may be asked to sign a sworn affidavit that, at the time of such trading, you did not have any inside information about the securities in question. AXA IM, Inc. may submit these affidavits to the Exchanges, FINRA, or SEC.

2.6.4	Discussions with Bond Issuers

From time to time, AXA IM, Inc. takes significant positions in the U.S. high yield and the U.S. corporate investment grade debt markets. In its oversight of such positions, AXA IM, Inc. may contact issuers directly to suggest transactions (e.g., refinancing, special situations, etc.). A record of each such conversation should be submitted to Compliance through compliance’s online portal. Any Employees who believe that they may have learned inside information that is material or nonpublic in the course of these conversations should notify Compliance immediately of such information.

2.6.5	Expert Networks

AXA IM, Inc. does not currently use expert networks. To the extent an Employee desires to engage an expert network, such Employee must obtain preclearance from the Compliance Department.

2.7	Procedures to Detect and Prevent Insider Trading

The role of Compliance is critical to the implementation and maintenance of AXA IM, Inc.’s procedures against insider trading. Supervisory procedures can be divided into two classifications, prevention of insider trading and detection of insider trading.

2.7.1	Detection of Insider Trading

To detect insider trading, the Compliance Department will periodically:

•	Review the personal trading activity of Employees, and

•	Review trading activity of AXA IM, Inc.’s own account.

2.7.2	Prevention of Insider Trading

To prevent insider trading, the Compliance Department will:

•	Provide, on a periodic basis, training programs to familiarize Employees with AXA IM, Inc.’s insider trading procedures.

•	Answer questions regarding AXA IM, Inc.’s insider trading procedures.

•	Resolve issues of whether information received by an Employee is material and nonpublic.

•	Update as necessary AXA IM, Inc.’s Insider Trading Policy.

•	When it has been determined that an Employee has material, nonpublic information, then AXA IM, Inc. shall prevent dissemination of such information and, if necessary, restrict Employees from trading the securities.

•	Maintain a Restricted List

•	Require prior written approval before an Employee may serve on a board of directors or other governing board of a publicly traded company.

•	Maintain a record in the Compliance portal of all incidents brought to the attention of Compliance when inside information was received by an Employee of AXA IM, Inc.

2.8	Penalties for Insider Trading

Penalties for trading on or communicating material, nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if they do not personally benefit from the violation. Penalties include:

•	Civil injunctions.

•	Treble damages.

•	Disgorgement of profits.

•	Jail sentences.

Fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited. Fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

Any violation of this policy statement can be expected to result in serious sanctions by AXA IM, Inc., including dismissal of the person(s) involved, as well as possible reference to the SEC or other appropriate law enforcement agency.

2.9	Conclusion

AXA IM, Inc. has a vital interest in its reputation, the reputation of its Employees, and the integrity of the securities markets. Insider trading destroys that reputation and integrity. AXA IM, Inc. is committed to preventing insider trading and to punishing any Employee who engages in this practice or fails to comply with the above steps designed to prevent trading on or disclosing of inside information. These procedures are a vital part of AXA IM, Inc. compliance efforts and adherence is mandatory.

3.0	RESTRICTED LIST

3.1	Maintenance of Material Non-Public or Insider Information / The Restricted List

Compliance will maintain the Restricted List (“RL”), and, if appropriate, the trade support and / or the investment guidelines for proper adherence and monitoring. The RL policy contains clear guidelines as to when securities should be added to or deleted therefrom, the date of such actions, the reasons for such actions, the persons aware of the action, and other data to be determined by Compliance. Issuers shall be added to the Restricted List in accordance with the terms of the Code. As necessary, Compliance will share with operations names of issuers for the RL for purposes of blocking such issuers from entry to the order management system or trade tickets in use at the time, as well as maintain the RL within the systems that monitor and pre-approve personal securities trading activities.

At times, AXA IM, Inc. through its business activities may have access to material nonpublic information about public issuers or to persons that have material nonpublic information about public issuers. For example, clients of AXA IM, Inc. may be executive officers of publicly traded companies who have nonpublic information about such companies. Whenever an Employee of AXA IM, Inc. sees a situation that could reasonably cause AXA IM, Inc. to become aware of material nonpublic information about an issuer, the Employee must bring the situation to the attention of Compliance. The Compliance department will determine if the issuer should be added to the RL based on an evaluation of all the circumstances. The Compliance department will maintain the RL, and, as appropriate, trade support and the investment guidelines team, for monitoring.

3.2	Watch List Procedures

Select senior managers have a dual role in which they may have responsibilities with respect to certain business lines and portfolio management services both in Paris and in Greenwich. In their role for Paris, such managers may come into contact with non-public information or systems that may contain non-public information about US and non-US issuers of publicly and/or privately traded financial instruments (each, an “Issuer”; and together, “Issuers”). While it is the intent to initially limit the impacted Greenwich teams to transact only in the financial instruments of publicly-traded Issuers, in light of the dual role of such managers, they may obtain non-public information about Issuers, which is why these procedures are necessary. This procedure applies only for Greenwich and the business of its desks, which are subject to US laws and rules. Paris maintains a separate procedure.

These procedures are designed to: (a) learn which Issuers’ non-public information such managers may receive; (b) monitor and/or prevent the personal trading in those Issuers; (c) monitor and/or prevent, as may be required by these procedures or in the judgment of the Compliance Department as described below, trading by any portfolio manager in Greenwich in those Issuers; and (d) otherwise limit access to such non-public information. With respect to item (c) in the previous sentence, these procedures relate only to Issuers’ financial instruments that trade in the US, because currently the Greenwich portfolio managers, excluding select managers, only trade financial instruments issued in the US. Unless such staff are brought “over the wall”, the Issuer is added to the RL or they may receive private information via an external source (e.g., reverse inquiries from unrelated market participants and/or issuers), the portfolio management teams in Greenwich, which include high yield and investment grade teams, as well as structured finance teams, should not generally have access to non-public information in their roles.

All personnel are reminded that AXA IM, Inc. has adopted various other policies and procedures concerning the use, dissemination, trading on, and monitoring of non-public information, including but not limited to the personal trading policy, the insider trading policy, the Restricted List policy, and the Information Barrier Procedures developed by the Paris and Greenwich Compliance departments. All personnel are strongly cautioned to abide by all relevant policies and procedures, particularly with respect to the receipt, use, disclosure (tipping) and trading on non-public information.

When a manager receives non-public information concerning an Issuer, he must immediately notify Compliance and immediately submit the required information to the compliance department via the MCO portal. In updating the Watch List entry into MCO using the Bloomberg issuer name convention, the manager must include all required details about the nature of the non-public information he has received to determine whether, among other things, to also place any parent entity, affiliates or subsidiaries of the Issuer on the Watch List. All managers in which this procedure may be applicable will be given a special refresher course on how to identify non-public information, and told to re-read the applicable procedures on this point. The entire AXA IM, Inc. staff are periodically retrained on these procedures and the other aforementioned policies and procedures.

Upon notification and following the above filing into MCO, Compliance will notify appropriate personnel in the Operations Departments to add all names included on the Watch List, which will be monitored via a hard-coded rule into the constraint server system, the front office trading system and other trading tools, as applicable, so that the alerts described herein are implemented. It is anticipated that the investment guidelines specialist and / or operational systems support in the Operations Department will be designated to add names into such system(s) as may be required. Accordingly, any such person will be deemed “over the wall” and will be given additional training on handling the non-public information. The COO serves as a back-up of the investment guidelines specialist.

If any of the referenced constraint server system, the front office trading system and other trading tools, as applicable, produce a warning that a trade being requested in any of the issuer names listed on the Watch List, Compliance shall then obtain at least the following information: (a) the financial instrument sought to be traded; (b) the basis for the decision to trade such financial instrument; (c) whether the manager had any conversations with the manager that reported the Issuer on MCO or anyone else from their team about that Issuer or financial instrument; and (d) whether the portfolio manager had access to any non-public information about that Issuer, regardless of the source. After Compliance has obtained this and any other information, the reporting manager will be contacted to determine whether they have (or could inadvertently) have provided non-public information about the Issuer to the manager or anyone else on the portfolio manager’s team or otherwise or if the reporting manager suspects that the manager has somehow accessed the non-public information. If Compliance is satisfied that the manager’s proposed trade is not being made on the basis of non-public information or should not be cancelled for other reasons, then Compliance will instruct the Operations Department to allow the release of the proposed trade to the trading desk. Whether the trade is released or halted, Compliance shall memorialize the steps taken and the decision made and maintain such materials in the AXA IM, Inc. books and records in accordance with the applicable books and records retention rules and obligations.

The Watch List entries shall be maintained by the Compliance Department and shall be reviewed on a periodic basis, as appropriate. In addition, Compliance and the managers that have reported Watch List items via MCO shall communicate to discuss whether any Issuers need to be added to, or deleted from, the Watch List and the procedures to add or delete entries shall be followed. Compliance shall obtain from Paris its restricted list and watch list or other such lists that contain such information to determine whether any Issuers on those lists should have been added to the Watch List.

The IT Department shall take steps to ensure that no one in Greenwich, other than the applicable managers, has access to systems on which the MNPI may be found or stored. The reporting managers shall personally take any additional steps necessary to ensure that no one can access their files, computer(s) or systems, in accordance with AXA IM, Inc.’s security policies relevant to such items and that the non-public information is only stored in the designated places.

3.3	Pre-clearance on Trading Restricted Securities

An Employee may not a trade for a client account or an Employee Account (as that term is defined in the Code) any securities on the RL without obtaining preclearance from Compliance.

3.4	Monitoring of Trading of Restricted Securities

Compliance will periodically monitor trading to identify transactions in securities of issuers on the RL and/or the Watch List and take action as necessary, which may include inquiry regarding the solicited or unsolicited nature of transactions, canceling transactions, or taking other appropriate action.

G.	GIFTS & ENTERTAINMENT POLICY

1.0	PURPOSE

AXA IM, Inc. has adopted this policy concerning gifts and entertainment to avoid impropriety or a conflict of interest or the appearance of impropriety or a conflict of interest. A conflict of interest occurs when the personal interests of AXA IM, Inc. Employees interferes or could potentially interfere with their responsibilities to AXA IM, Inc. and/or its clients. The overriding principle is that Employees should not accept inappropriate gifts, favors, entertainment, special accommodations or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, Employees should not offer gifts, favors, entertainment, special accommodations or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to AXA IM, Inc. and/or its Employees. These general principles apply in addition to the more specific guidelines set forth below.

Employees should take into consideration that even the appearance of impropriety or a conflict of interest may rise to the level of illegality. Accordingly, Employees are encouraged to seek guidance from Compliance with respect to gifts and entertainment.

2.0	POLICIES AND PROCEDURES

2.1	Gifts Valued at More Than $100

No Employee may receive or give anything of value of more than $100 USD (other than entertainment, which is subject to a separate limit) per individual per year to/from any person employed by an institution with which AXA IM, Inc. does business, or would like to do business.

2.2	Approval for Giving Gifts Valued at Less Than $100

Any Employee who receives or gives anything of value (other than entertainment, which is subject to a separate limit) of less than $100 per individual per year to/from any person employed by an institution with which AXA IM, Inc. does business (e.g., a vendor or counterparty), or would like to do business, must complete a gifts and entertainment form online within MCO as soon as possible. For the purpose of gift tracking, Employees may not pay for any gift out of their own pocket, unless it is a personal gift (where such gift is not reimbursed). Compliance shall periodically monitor such gift giving for any pattern that may indicate a conflict of interest.

2.3	Valuation of Gifts

Employees should use reasonable judgment in estimating the value of any gifts given or received.

2.4	General Definition of Gifts

Gifts shall include any item, service, favor, entertainment, special accommodation, holiday, trip, airfare, hotel stay, conference or seminar, or other thing of material value without the accompaniment of an officer or employee of the vendor or counterparty providing the gift.

2.5	Entertainment

No Employee may provide or accept extravagant or excessive entertainment to or from an investor, prospective investor, counterparty, vendor or any person or entity that does or seeks to do business with or on behalf of AXA IM, Inc. Because persons may disagree regarding whether entertainment is extravagant or excessive is subjective, AXA IM, Inc. has determined that no Employee may provide or accept entertainment greater than (in the aggregate) $600 per year to or from any person employed by an institution with which AXA IM, Inc. does business (e.g., a vendor or counterparty), or would like to do business. In addition, Employees may provide or accept a business entertainment event, such as a sporting event, seminar or theatre performance, of reasonable value, only if the person or entity providing the entertainment is present, and by completing a gifts and entertainment form online within MCO as soon as possible. Compliance shall monitor such gift giving for any pattern that may indicate a conflict of interest.

2.6	Meals/Hospitality

Business lunches, dinners and receptions may be provided or accepted provided they are reasonable as to cost, location and frequency. Employees may provide or accept meals, if the person or entity providing the entertainment is present, by completing an gifts and entertainment form online within MCO as soon as possible. For the avoidance of doubt, any such reasonable business lunches, dinners and receptions, which are still reportable as per the policies and procedures contained herein, are not counted towards the limits described in this section.

2.7	Cash

No Employees may give or accept cash gifts or cash equivalents to or from any person or entity that has an existing or potential business relationship with AXA IM, Inc.

2.8	No Quid Pro Quos

Regardless of the value of the gift or entertainment, Employees should never condition a decision to do business, or the terms under which they will do business, on their receipt of gift or entertainment. Similarly, Employees should never provide a gift or entertainment subject to the condition that an Employee of a client will, because of such gift or entertainment, decide to do business with AXA IM, Inc., continue to do business with AXA IM, Inc., or do business with AXA IM, Inc. on terms different than would have been the case in the absence of such gift or entertainment.

2.9	Solicited Gifts

No Employee may use his or her position with AXA IM, Inc. to obtain anything of value from a client, vendor, counterparty or any other person or entity with whom the Employee refers business, or any other entity with which AXA IM, Inc. does business.

2.10	Union Officials

Special Department of Labor reporting requirements apply to service providers, such as investment advisors, to Taft-Hartley employee benefit funds. Those service providers must make annual reports detailing virtually all gifts and entertainment provided generally to unions, their officer, employees and agents, subject to a de minimis threshold. Accordingly, Employees must receive pre-approval from Compliance for gifts and entertainment provided to such persons.

2.11	Anti-Bribery

In accordance with AXA IM Group’s Anti-Bribery and Corruption Standard, the commission or acceptance of bribery by any Employee, or any associated person acting on behalf therefor, is prohibited. Bribery may be defined as an act to corruptly pay, offer or promise anything of value (or to authorize such actions) to any person, directly or indirectly, for the purpose of influencing that person’s decision to obtain or retain business or any other improper advantage or opportunity which provides for or creates a competitive advantage.

2.12	Facilitation Payments

The use or making of facilitation payments by any Employee or any party acting on behalf of AXA IM, Inc. or any Employee is prohibited. A facilitation payment is a payment made to a government or administrative office to obtain or retain business or avoid potentially costly delays in transactions or business operations. They are made to obtain routine services, permissions or approvals from persons in their official capacity who provide said services as part of their customary duties and responsibilities. Facilitation payments are often illegal in countries in which they are typically paid, making such payment a possible violation of local law. Examples include:

•	Processing government paperwork including customs, immigration clearance, licensing and registration;

•	Providing routine government services such as police protection;

•	Issuing of business approvals, licenses, permits, etc.; and

•	Installation of public utilities such a telephone, power, etc.

H.	RECORD KEEPING

1.0	DOCUMENT RETENTION POLICY

1.1	Introduction

Rule 204-2 under the Advisers Act requires registered investment advisers to make and keep specified books and records on a “true, accurate and current” basis. The rule also mandates the location and length of time for which an adviser must maintain the required books and records. The books and records required under Rule 204-2 include both those that should be maintained by any business and those that are unique to the investment management business. In addition, books and records identified in Rule 204-2 must be maintained whether they are created in hard copy or soft copy. These books and records can be described as falling into the following broad categories:

•	Formation records, including, as applicable, an adviser’s organizational documents such as its articles of incorporation, charters, bylaws, partnership agreements and amendments, certificates of formation or incorporation, limited liability company agreements, and board minutes.

•	Financial records, including general and auxiliary ledgers, journals, trial balances, check books, and bank statements.

•	Registration records, including disclosure documents such as Form ADV.

•	Compliance records, including codes of ethics, access person reports, and compliance policies and procedures.

•	Other records, including copies of marketing materials, written recommendations, and documents regarding calculation of performance data.

Compliance has overall responsibility for ensuring that all required books and records are identified and properly maintained, although compliance may assign responsibility for maintaining certain books and records to designated individuals within AXA IM, Inc.’s various business operations. Any question as to whether a particular document must be maintained by AXA IM, Inc. should be directed to Compliance.

1.2	Length of Retention and Location

The retention period for investment adviser records varies depending on the record. In many instances, AXA IM, Inc.’s required books and records generally must be maintained for a period of five years from the end of the fiscal year in which the last entry was made on the record. They must be maintained for the first two years at an appropriate office of AXA IM, Inc. For the remaining period, they may be maintained in an easily accessible place, which can include an off-site location of a third-party storage provider. Advertisements and records required to support the use of performance in advertisements, however, must be maintained for a period of five years from the end of the fiscal year in which the advertisement was last used. In addition, an AXA IM, Inc.’s formation records must be permanently maintained in the principal office of the AXA IM, Inc. and preserved until at least three years after termination of the business. Records may be maintained in hard copy or, subject to certain conditions, in an electronic format.

1.3	All Records Subject to SEC Examination – Including E-mails

Notwithstanding the extensive list of books and records described in Rule 204-2, the Advisers Act provides the SEC with authority to examine all books and records held by AXA IM, Inc. Specifically, Section 204 states that “all records” of an investment adviser are “subject at any time or from time to time, to reasonable periodic, special, or other examination by representatives of the Commission as the Commission deems necessary or appropriate in the public interest or for the protection of investors.”

Thus, during an SEC compliance inspection, AXA IM, Inc. may be asked and expected to produce any records that its maintains. In addition, the SEC staff may request that AXA IM, Inc. produce all e-mails and instant messages that are retained on our systems.

2.0	E-MAIL USE, MONITORING, AND RETENTION POLICIES

2.1	Introduction

AXA IM, Inc. has adopted these procedures concerning the collection, storage, and review of electronic mail messages and permissible electronic instant messaging services (collectively, “e-mails”). The Advisers Act requires investment advisers to maintain certain specified records as described in the above AXA IM, Inc.’s Document Retention Policy. If an e-mail contains information that is a required record under the Advisers Act, then the e-mail must be maintained in a manner that is consistent with the Advisers Act. These policies and procedures are adopted to assist AXA IM, Inc. in meeting its e-mail retention requirements under the Advisers Act.

Employees are required to use the Firm’s e-mail system for all AXA IM, Inc. or AXA Group-related communications. Accordingly, we urge our Employees to use discretion when using the Firm’s e-mail system for business or personal matters, and to be aware that due to the nature of this technology all e-mails could be retained on our system permanently, even those believed to have been deleted. In addition, the e-mail system belongs to AXA IM, Inc. and access is granted solely at the discretion of AXA IM, Inc. In using AXA IM, Inc.’s e-mail system, Employees waive any expectation of, or right to, privacy with regard to such use. Finally, we remind our Employees that any e-mail that constitutes a book or record falling within those identified in Rule 204-2 must be maintained by AXA IM, Inc.

2.2	Automatic Permanent E-mail Retention and Archiving

AXA IM, Inc. retains all e-mails automatically for SEC purposes via the use of e-mail archiving software. All e-mails addressed to and sent from Employee accounts are retained. This includes e-mails sent within AXA IM, Inc. from one Employee to another.

Automatic Permanent E-mail Retention and Archiving is a company records management function only in order to maintain the integrity of the database of e-mails to meet regulatory needs. It is not a replacement for each Employee’s file maintenance necessary for executing his or her job function properly.

2.3	Review of E-mails by the Compliance Department

E-mails may be searched, accessed and reviewed by AXA IM, Inc. Compliance at any time and without notice to Employees. It is AXA IM, Inc.’s policy that the permanently archived e-mails will not be viewed casually or without a specific business purpose. These business purposes include, but are not limited to requests by the SEC or another regulator, review of Employees holding a securities license, senior management requirements, business continuity purposes, issues relating to a departing Employee, etc.

I.	PRIVACY AND INFORMATION PROTECTION

1.0	LAW AND POLICY

The Gramm-Leach-Bliley Act (“GLBA”) requires all “financial institutions,” defined to include investment advisers, investment companies and broker-dealers, to establish procedures and systems to assure privacy of client personal and financial information. The privacy requirements set forth herein apply only to individual, non-entity clients, including U.S. individuals who invest in Private Funds. As a matter of policy, AXA IM, Inc. is subject to AXA IM SA’s Confidentiality, Privacy and Safekeeping of Personal Data Standard, which is enforced locally by the CCO as the firm’s local data privacy officer.

2.0	PROTECTED INFORMATION

2.1	Introduction

GLBA requires that a financial institution respect the privacy of its clients and protect the security of “non-public personal information,” defined as personally identifiable financial information provided by a client, obtained as a result of a transaction with a client or obtained otherwise. Regulation S-P, adopted by the SEC to implement the privacy provisions of GLBA, treats any personally identifiable information as “financial” if the financial institution received the information in connection with providing a financial product or service to a consumer. Thus, any information provided by U.S. individual investors to AXA IM, Inc. in connection with the investment advisory relationship should be considered subject to these privacy requirements. In addition, information created in the course of the relationship, such as account balances and securities positions or transactions, is subject to privacy protection. It is AXA IM, Inc.’s policy to keep all client information strictly confidential and not to disclose any such information to non-affiliated third parties, except as set forth in AXA IM, Inc.’s Privacy Notice.

2.2	Initial and Annual Notices

Regulation S-P requires advisers to provide notice to “customers” about the institution’s privacy policies and practices (“Privacy Notice”). The Privacy Notice must be provided to an individual when the “client relationship” is established. Thus, the Privacy Notice should be given to the client at the time the advisory contract is signed. An annual notice (which should be identical to the Privacy Notice unless such notice has been subsequently revised) must be given once in each twelve-month period. The Private Funds sponsored by AXA IM, Inc. are also required to give a privacy policy statement to individual, non-entity U.S. investors in the Private Funds. The Privacy Notices for U.S. and non-U.S. clients are enclosed as Appendix A and Appendix B to this Manual.

As a matter of policy, AXA IM, Inc. does not market its services directly to non-institutional clients and should not be receiving personal customer information regarding new clients.

2.3	Content of Notices

Both the Privacy Notice and annual notices must set forth, among other things, a general description of AXA IM, Inc.’s Policies and Procedures to protect clients’ non-public information; categories of non-public personal information, if any, that are disclosed; and categories of affiliates or non-affiliated third parties, if any, that may receive the information.

Specifically, all privacy notices must contain:

•	The name of the legal entity or entities to which the notice applies;

•	The categories of non-public personal information that the entity collects;

•	A general description of the sources from which the entity obtains non-public personal information;

•	The categories of non-public personal information that the entity discloses and the general purposes for which such disclosures are made;

•	The categories of affiliates and non-affiliated third parties to which the entity discloses non-public personal information. If AXA IM, Inc. only discloses non-public personal information to non-affiliated third parties in ways that are consistent with the permissible disclosures listed in Appendix C, a statement in the privacy notice that non-public personal information will only be disclosed in accordance with applicable law is sufficient;

•	To the extent that non-public personal information concerning former clients is handled or disclosed differently than is non-public personal information concerning current clients, a general description of what former client non-public personal information is disclosed, and to what categories of recipients;

•	If non-public personal information is shared with non-affiliated third parties in any manner that does not fall under one of the permissible reasons listed in Appendix C, a statement that the client has the ability to opt out of such disclosures and directions for doing so. (Note: if such an opt-out is required and is included in a privacy notice, the disclosures of non-public personal information to which such opt-outs would apply may not proceed until at least 30 days after the notices have been distributed.);

•	A general statement concerning AXA IM, Inc.’s policies and procedures regarding information security. A statement that AXA IM, Inc. restricts access to non-public personal information to those Employees and service providers who need to know such information in order to provide products and services to clients, and that otherwise AXA IM, Inc. utilizes technological, organizational and physical information security procedures to protect the confidentiality and integrity of non-public personal information is sufficient;

•	If applicable, a statement concerning the disclosures AXA IM, Inc. makes to its affiliates or any third parties under the Fair Credit Reporting Act (15 U.S.C. § 1681a et seq.).

•	Privacy notices that are distributed to non-U.S. residents must contain the following additional elements:

•	This statement: “Your non-public personal information will be sent to and maintained in the United States, subject to applicable U.S. laws. U.S. law concerning privacy and data protection may differ from, and may provide a lower level of protection than, the law of your home country. By opening an account or entering into a transaction with AXA IM, Inc., you explicitly consent to allow your personal information to be sent to and processed in the United States.”

•	A statement describing how individuals may access a copy of the non-public personal information concerning them held by AXA IM, Inc.

•	If any direct marketing is to be undertaken by AXA IM, Inc. or its affiliates to clients, a statement that clients may opt out of any such direct marketing and instructions for exercising such opt-out.

While AXA IM, Inc. provides investment advice to non-U.S. investment companies to which retail clients may subscribe, AXA IM, Inc. does not provide investment advice to non-institutional clients outside the United States.

2.4	Safeguarding Client Information.

AXA IM, Inc. stores its client’s non-public personal information in electronic files contained within its IT systems as well as in “hard copy” files kept on the premises. Access to this information by non-AXA IM, Inc. personnel is protected by the following measures:

•	AXA IM, Inc.’s premises are located in an office which is pass-key secure within a secure building that is closed and locked outside of normal business hours

•	Access to “hard copy” files is restricted to AXA IM, Inc. personnel.

•	Access to IT systems of AXA IM, Inc. is restricted to Employees and consultants that are employed under contract. All Employees are assigned unique system logins with confidential passwords, which change periodically, that are required to be used to gain system access.

Safeguarding Client Information – Physical Facilities. AXA IM, Inc.’s physical office space is secure and accessible only by authorized personnel who have keys and/or electronic access cards.

Safeguarding Information – Training: To assist Employees in understanding their obligations with respect to non-public personal financial information of U.S. individual investors, the Compliance Department will:

a.	Inform Employees regarding AXA IM, Inc.’s confidentiality and security standards for handling client information by giving them a copy of this Manual.

b.	Instruct Employees to take basic steps to maintain the security, confidentiality and integrity of client information, including:

•	not leaving files, notes or correspondence in the open;

•	changing passwords periodically, and not posting passwords near computers;

•	when possible, not conversing in the presence of any persons not authorized to hear or receive such information;

•	recognizing any fraudulent attempt to obtain client information and reporting it to appropriate management personnel;

•	limit access to client information to Employees who have a business reason for seeing it and keep access to computer files containing client information restricted by password;

•	oversee service providers by taking reasonable steps to select and retain service providers that are capable of maintaining appropriate safeguards and requiring service providers to agree contractually to implement and maintain such safeguards;

•	evaluate and adjust the information security program in light of results of testing and monitoring, any material changes to AXA IM, Inc.’s operations or business arrangements or any other circumstances that would impact AXA IM, Inc.’s information security program; and

•	impose disciplinary measures for serious breaches and possibly impose disciplinary measures for any breach at the discretion of AXA IM, Inc.

Outside service providers, including AXA IM, Inc.’s attorneys, auditors and administrators, may be given access to non-public personal financial information concerning U.S. individual clients and investors necessary to effect, administer, or enforce a transaction authorized by clients or in connection with the provision of services to AXA IM, Inc. and the Private Funds. It is AXA IM, Inc.’s reasonable belief that such service providers are capable of maintaining and have in place appropriate safeguards to protect client information.

2.5	Procedures

Delivery of Privacy Notice. The Compliance Department has responsibility for assuring that the Privacy Notice is provided to Private Fund clients in the U.S. at the time an account is opened.

Delivery of Annual Privacy Notice. The Compliance Department will confirm that the annual Privacy Notice is mailed to all individual clients in the U.S. Normally the Privacy Notice will be mailed together with the annual offer of Form ADV Part 2.

2.6	Record Retention.

The Compliance Department shall be responsible for maintaining AXA IM, Inc.’s Privacy Notice and updating the notice in light of any changes. Designated personnel or AXA IM, Inc.’s Administrator shall retain evidence that the initial and annual Privacy Notice was delivered to individual U.S. clients (or U.S. investors), and shall retain copies of the letters to clients (and U.S. investors) regarding the delivery of the annual Privacy Notice.

J.	BUSINESS CONTINUITY / DISASTER RECOVERY PLAN

1.0	PURPOSE

The purpose of this Business Continuity / Disaster Recovery Plan (the “Plan”) is to provide a process and plan for the management of an emergency or disaster as a result of fire, water or other hazard (physical or otherwise) if there is damage or a shutdown that results in AXA IM, Inc. being unable to have access to its computer services or premises for the immediate future. This Plan is intended to provide for the safety and continuity of AXA IM, Inc.’s business operations. AXA IM, Inc. has one business office in the United States at 100 West Putnam Avenue, Greenwich, CT.

AXA IM, Inc. has adopted this Plan to satisfactorily provide for the safekeeping of records of AXA IM, Inc. and AXA IM, Inc.’s provision of investment advisory services to its clients. These procedures set forth the steps that may become necessary to maintain the continuity of AXA IM, Inc.’s essential business functions during emergencies and disasters.

2.0	IMPLEMENTATION

The implementation of this Plan is centered around the coordination of AXA IM, Inc.’s Chief Operating Officer (“COO”), and in the event that the COO is unavailable or unable to exercise his duties, the implementation of the Plan and the exercise of all accompanying duties and responsibilities of the COO shall be coordinated by select member of the Operations Department (collectively, they form the “Team”). Unless unavailable, the COO manages and directs the actions of the Team, as detailed below.

Implementation is based on the coordination of information and responses appropriate under the circumstances with respect to all Employees of AXA IM, Inc. The Team is responsible for managing and directing disaster recovery efforts on behalf of AXA IM, Inc., communicating with clients and service providers regarding needed recovery operations and the overall responsibility of overseeing the status of any recovery operation.

The Team also is responsible for coordinating with other Employees involved with maintenance of AXA IM, Inc.’s business operations, gathering and disseminating information necessary to analyze and respond to the emergency or disaster and reviewing and maintaining copies of the AXA IM, Inc. Plan.

The Team is responsible for managing and creating a centralized response to address any disaster to assist AXA IM, Inc. in maintaining continuous service to its clients. In the event that Employees are not able to work in their respective offices, the affected Employees will be contacted by the Team with specific instructions where to report or what steps to take to maintain service to clients.

3.0	PROCEDURES

Upon learning that an emergency or disaster has occurred, or likely to occur, that may render AXA IM, Inc.’s premises substantially or entirely unavailable, a member of the Team will make contact with the other members of the Team and AXA IM, Inc.’s administrator who will assess the information received and will decide whether further exploration of the situation is required. If the information available to the Team indicates that AXA IM, Inc.’s premises may be substantially unavailable for more than one trading day, the Team will declare that an emergency or disaster has occurred.

4.0	NOTIFICATIONS

4.1	Master Contact List

Upon the declaration of an emergency or disaster, the members of the Team will activate the personnel telephone chains and/or other means of emergency contact procedures to advise that an emergency or disaster has occurred. Periodically, the Team will distribute a list of the Employee’s personal and mobile telephone numbers, as well as any other necessary contact details.

4.2	Clients

Maintaining client confidence is a critical element of the survivability of AXA IM, Inc.’s business, although second in priority to assuring the continuation of AXA IM, Inc.’s operations. Clients deserve a candid assessment of the conditions under which AXA IM, Inc. is operating. The Team should determine how best to communicate with the clients concerning the emergency or disaster and AXA IM, Inc.’s response to it. The promptness and thoroughness of the effort to communicate with clients should be determined by how widespread the news concerning the emergency or disaster. Inasmuch as information concerning the emergency or disaster will be shared promptly with the clients’ custodians consideration should be given to informing the clients as soon as possible. It is anticipated that the form of communication will be an initial telephone call or e-mail describing the situation.

4.3	Infrastructure Activation

In the event of an emergency or disaster that affects business operations in the office of AXA IM, Inc., all Employees present at the office at that time are instructed in accordance with the terms of the Plan. The Team will coordinate the transfer of the critical business operations and key individuals to the offices of AXA IM, Inc.’s disaster recovery alternative sites (the “Alternative Site”). Other staff members may be instructed to use remote e-mail and VPN capable network. AXA IM, Inc.’s network data is replicated daily into remote sites located in Paris, France and Carlstadt, New Jersey. All computers are “off the shelf” replaceable.

4.4	Post-event Matters

The Team will coordinate all post-event matters, including but not limited to salvage, insurance claims and the deactivation process of the Alternative Site. The Team will also complete and review a post-event analysis in an effort to address any shortcomings or areas requiring improvement in AXA IM, Inc.’s Plan.

4.5	Testing

The Plan will be tested no less frequently than annually and results will be reported to the Local Control Committee.

K.	ANTI-MONEY LAUNDERING – COUNTER TERRORIST FINANCING

1.0	LAW AND POLICY

The events of September 11, 2001 and the subsequent enactment of the USA PATRIOT Act resulted in new anti-money laundering (“AML”) and counter terrorist financing (“CTF”) compliance requirements for financial institutions and other financial intermediaries. While mutual funds and broker-dealers are expressly within the definition of “financial institution” in the law and thus subject to extensive regulation, investment advisers are not and have not yet been subjected to AML requirements other than certain limited requirements, including checking clients against the OFAC Lists. AXA IM, AXA IM, Inc. and the AXA Group are nevertheless committed to undertaking all appropriate measures to prevent money laundering and ensure that the risk of occurrence is minimized to the fullest possible extent and have therefore instituted the following compliance requirements:

•	Internal policies, procedures and controls;

•	A designated compliance officer;

•	An on-going Employee training program; and

•	An independent audit function to test the program.

Historically, money laundering generally has been considered to involve the channeling of proceeds of illegal activity into the stream of commerce and finance in order to disguise the nature, location, source, ownership or control of such proceeds. The USA PATRIOT Act also officially made illegal so-called “reverse” money laundering: the channeling of “clean” money through entities such as charitable organizations for the purpose of financing illegal activity, such as terrorism; terrorist financing is the participating in the movements of funds to support terrorism or terrorist organizations. It occurs when business activities and financial institutions are used to channel money through the global financial system so that the funds will then become available for the use of identified terrorist organizations and their activities.

2.0	DESCRIPTION AND PRACTICE OF MONEY LAUNDERING AND TERRORIST FINANCING

The following actions are encompassed within the definition of money laundering:

•	Dealing in the proceeds of a crime;

•	Dealing in funds to facilitate a crime;

•	Concealing the source of illegally obtained money by subsequent transfers so that it appears to have originated from a legitimate source;

•	Advising a customer on how to structure a transaction to avoid reporting and recordkeeping requirements;

•	Willfully or recklessly disregarding the source of a customer’s assets or the nature of a customer’s transactions; and

•	Participating in the movements of funds to support terrorism or terrorist organizations.

Money laundering can involve the proceeds of a wide range of criminal activities including, but not limited to; narcotics offenses, securities fraud, bank fraud, mail fraud, wire fraud, racketeering, tax evasion, export violations, terrorism, and illegal payments to foreign officials.

Money	laundering generally occurs through three stages:

1.	Placement of illegally derived funds into financial institutions;

2.	Layering of illegally derived funds into a number of separate transactions to the disguise their origin and obscure the link to the initial entry point

3.	Integrating the illegally derived funds back into that economy as apparently legitimate funds.

Terrorist financing is similar to money laundering with the exception that money laundering is a process to conceal the origins of illegitimate funds while terrorist financing is a process to conceal the destination of funds. The following actions are within the definition of terrorist financing:

•	Dealing in funds to facilitate terrorist activities;

•	Concealing the source and destination of money by subsequent transfers so that it appears to be destined for a legitimate source;

•	Wilfully or recklessly disregarding the destination of a customer’s assets or the nature of a customer’s transactions; and

•	Facilitating the movements of funds to support terrorism or terrorist organizations.

3.0	POLICY DETAILS

AXA IM and the AXA Group are committed to fighting the threats to its companies, its customers, shareholders and staff arising out of money laundering and terrorist financing. AXA Group’s policy on Anti-Money Laundering (AML) is set out in its Anti-Money Laundering and Counter Terrorist Financing Charter (the “Charter”). As a subsidiary of AXA Group, AXA IM, Inc. is subject to the Charter. The designated Anti-Money Laundering Officer (“AMLO”) for AXA IM, Inc. is the CCO.

3.1	Prohibited Business

AXA IM, Inc. will not enter into relationships with individuals or entities that are:

•	On the AXA Group Restricted List. The AXA Group Restricted List sets out proscribed lists that all AXA Group entities must screen against.

•	On the applicable government restricted list, which in the case of AXA IM, Inc., is the OFAC lists.

•	Shell banks; a shell bank is defined as a bank incorporated in a jurisdiction in which it has no physical presence and which is unaffiliated with a regulated financial group.

3.2	Know Your Customer, Politically Exposed Persons (PEP), Bad Actors and Risk Based Due Diligence

At the establishment of a business relationship or account opening, AXA IM, Inc. will undertake steps to “know” the customer which includes verifying the identity of the customer, the nature of the customer’s business, its PEP status, the disclosure of any Bad Actor classifications, and the source of the customer’s assets. PEP (politically exposed person) is defined in accordance with AXA IM Risk and Control Standard as an individual who has, or has had, a prominent political or public position. Also, in 2013, the SEC implemented a final rule that prohibits Private Funds from relying on Regulation D, Rule 506 to raise capital if certain “bad actors” have the requisite connection to the Private Fund specified in the rule.

This assessment will be completed by the sales and distribution team, as well as the client services team in coordination with the AMLO and is available at compliance’s online portal at www.mycomplianceoffice.com/portal. In addition, the customer’s name will also be checked by Compliance against the restricted / prohibited lists issued by the Department of Treasury Office of Financial Asset Control (OFAC), as well as other lists and/or data bases. Currently, AXA IM, Inc. uses a service provider, WorldCheck, to perform this review. Once these steps have been completed, the AMLO will determine whether it is necessary to conduct any further due diligence.

If it is determined that additional information then this may be sought via:

•	Web searches, to obtain publicly available information with regards to the nature of the customer’s business, location, directors of the company, etc.

•	The collection of corporate documentation such as; corporate registration, certificates of good standing or certificates of incorporation, U.S tax payer’s identification number etc.

•	The collection of personal identification documentation from the principals of a customer including copies of; driver’s license, passports, utility bills etc.

•	In case of PEPs, AXA IM, Inc. is required to conduct screening to determine if any of their clients is a PEP and to carry-out enhanced due diligence on all PEPs and their transactions / investments at the time of on-boarding. All new relations with PEPs should be explicitly approved by Compliance / the local AMLO and immediately reported to the AXA IM Group Anti-Money Laundering Officer.

Further, due diligence will be conducted and additional corporate documentations will be requested for Foreign customers which are located in Non-FATF countries and designated as Non-Cooperative Countries as listed by the Financial Action Task Force (FATF), as well as for foreign correspondent banks.

The level of due diligence will vary depending upon how well the firm already knows the customer and whether the customer is a public, private, domestic or foreign corporation, regulated or unregulated, a financial or non-financial institution, or an account involving intermediaries. A risk based evaluation may include, but not be limited to, identifying the type of entity; its location; the statutory and regulatory regime of that location (e.g., if the entity is organized or registered in a foreign jurisdiction, does the jurisdiction comply with the European Union anti-money laundering directives, and has the jurisdiction been identified by the Financial Action Task Force as non-cooperative); negative news checks and references of other financial institutions with regards to their experience with the customer.

All of the initial gathering of information and any subsequent due diligence will take place at the commencement of the relationship or at the time when a new client account is being opened. Generally, AXA IM, Inc. will not do any further collection of this data after the initial review. However, if the client has been through corporate reorganization, or its investment patterns or the services that AXA IM, Inc. provides the client changes significantly, then this may make it appropriate for a re-assessment to be completed.

3.3	Red Flags Relating to Account Openings and New Customers

The following scenarios are examples of possible red flags which may be indicative of new customers that may be regarded as suspicious. These examples are not definitive and are for illustrative purposes only. Employees should not limit their concern or identification of a possible red flag to this list.

•	A customer is unwilling to provide, or unnecessarily delays in providing, bank references or corporate documents.

•	A customer appears to be acting as the agent for another entity but declines, evades or is reluctant to provide information in response to questions about that entity.

•	A customer makes an unsolicited request to open an account or otherwise deal with the firm (i.e., a request that is not in response to any interaction with a firm Employee).

•	A customer has no discernible reason for using the firm’s services, or maintaining an account with the firm.

•	A customer exhibits unusual concern about client information secrecy.

•	A customer is located in a jurisdiction that is usually considered to be a money laundering jurisdiction or a bank secrecy haven.

•	A customer (or an associated person of the customer) is the subject of news reports or rumors indicating possible criminal, regulatory or civil fraud violations or is, in fact, the subject of an inquiry by a regulatory or a criminal investigatory agency.

•	A customer provides a false information to the salesperson at account opening or otherwise provides information that cannot be verified or appears to be false; and

•	A customer has difficulty describing or it is difficult to obtain information about its purported business.

•	A customer withdraws an account opening request after learning of the information disclosure and reporting requirements or asks for exceptions to the firm’s policy for gathering such information.

•	A customer offers gifts or gratuities after being informed of any documentation or information requests.

3.4	Reporting List Matches and Screening violations

If during the course of the “Know Your Customer” processes; a confirmed match to a restricted list is made, information about the customer raises concerns of possible AML risks, or the required information about a client is not available then the AMLO must be immediately notified. The AMLO will in turn notify the AXA Group Anti-Money Laundering Officer (“GAMLO”), and the AXA IM Group Anti-Money Laundering Officer / the AXA IM Global CCO. In the case of a confirmed match then the AMLO must also report to the appropriate U.S. authority promptly whilst maintaining absolute confidentiality. AXA IM, Inc. shall not accept any business or process any payments from the customer without prior approval of the GAMLO. In addition, the Local Control Committee will be informed about the due diligence efforts (e.g. negative news searches) for any PEPs and high risk clients as appropriate on a periodic basis. Employees must be aware that ignoring a possible money laundering situation, may itself, subject Employees, or the firm to allegations of aiding and abetting money laundering.

3.5	Red Flags Indicating Possible Suspicious Activity

The following scenarios are examples of possible red flags which may be indicative of client investing or counterparty trading activities that are regarded as suspicious. These examples are not definitive and are for illustrative purposes only. Employees should not limit their concern or identification of a possible red flag to this list. (As AXA IM, Inc. provides investment management services either to institutional investors only, or to retail investors through non-U.S. registered investment companies managed by affiliates, and generally does not have custody of client funds, not every possible red flag presented below may apply to AXA IM, Inc.’s investment management business.)

•	A client places funds under the firm’s management through numerous checks or transfers from one or more issuers or institutions.

•	A client withdraws assets from management of the firm and requests that payments be made; in numerous separate monetary instruments, by transfers to unrelated or numerous accounts or, to accounts in countries which are considered as higher risk for money laundering and terrorist financing activities.

•	A client makes frequent additions to / withdrawals from their accounts with the firm without clearly discernible reasons.

•	A client attempts to place assets under management in the form of cash or cash equivalent bearer instruments (e.g. cashiers’ checks, travelers’ checks, money orders).

•	A client requires investment options, brokerage, banking, or other custodial arrangements that allow the client to remain unanimous to other intermediaries.

•	A client / counterparty requests settlement through means outside a recognized clearing system or process (e.g., bearer securities, third-party checks or other instruments).

•	A client / counterparty requests to have settlement of a transaction through an account in a jurisdiction which is usually considered to be a money laundering jurisdiction or a bank secrecy haven.

•	A client / counterparty engages in transactions that appear to have no legitimate business purpose, lack business sense, are inconsistent with the customer’s known legitimate business, or are inconsistent with normal trading practice.

•	A client conducts its business under unusual circumstances, at irregular hours, or in unusual locations.

•	A client exhibits an unusual lack of concern regarding risks and commissions or other transaction costs.

•	Funds or securities which are moved through the client’s account with no intervening securities transaction or an account which experiences atypical wiring activity. (Any unexpected wires received from a wiring party should be returned only to the source of the wire. Requests from the wiring party to return the money to a third location must be refused.)

•	A customer delivers in funds, and then requests that the firm forward the funds to another financial institution.

3.6	Reporting Suspicious Activities

If an Employee becomes aware of or notices any red flag or other business or trading activities either with a client or a counterparty which raises concerns of possible AML risks then the AMLO must be immediately notified. The AMLO will promptly escalate the matter to the GAMLO.

Employees must be aware that ignoring a possible money laundering situation, may itself, subject Employees, or the firm to allegations of aiding and abetting money laundering.

3.7	Annual Report

As required by the Charter, AXA IM, Inc. provides to the AXA IM Group Anti-Money Laundering Officer its annual AML report. This report includes the elements required by the Charter detailing the AML program and activities for the reporting year.

3.8	Training

Employees are required to undertake AML training to be aware of the AML and sanctions requirements and protocols of the AXA Group and AXA IM, Inc. The training aims to assist Employees in having a better understanding of possible situations where illegal money laundering or terrorist financing activities may occur in the context of the ongoing business operations of AXA IM, Inc., and how to recognize and report them. This training is overseen and coordinated by the Compliance Department and is conducted on a periodic basis.

4.0	CYBERSECURITY

In 2014, the SEC sponsored a Cybersecurity Roundtable that was designed to underscore the importance of cybersecurity and its importance in relation to the integrity of the U.S. securities market system and customer data protection. The SEC spokespersons emphasized the “compelling need for stronger partnerships between the government and private sector” to address cyber threats. The panel also emphasized the importance for the SEC to gather information and consider what additional steps the SEC should take to address cyber-threats.

OCIE’s cybersecurity initiative is designed to assess cybersecurity preparedness in the securities industry and to obtain information about the industry’s recent experiences with certain types of cyber threats. As part of this initiative, OCIE will conduct examinations of more than 50 registered broker-dealers and registered investment advisers focused on the following: the entity’s cybersecurity governance, identification and assessment of cybersecurity risks, protection of networks and information, risks associated with remote customer access and funds transfer requests, risks associated with vendors and other third parties, detection of unauthorized activity, and experiences with certain cybersecurity threats.

AXA IM, Inc. has an action plan in place to satisfactorily provide for the safekeeping of records of AXA IM, Inc. and its provision of investment advisory services to its clients. The overview set forth in this Manual outlines the steps that may become necessary to maintain the continuity of AXA IM, Inc.’s essential business functions during emergencies and disasters, as well as cybersecurity attacks. In addition, AXA IM, Inc. has reviewed the 2014 SEC Risk Alert and is implementing procedures as it believes necessary to focuses on cybersecurity preparedness. Regulation S-P requires that customer data must not be shared with unaffiliated entities unless customer receives an annual privacy notice. Also, Regulation S-P requires respective policies and procedures be put in place. Please also refer to the sections herein describing AXA IM, Inc.’s Identity Theft and Business Continuity / Disaster Recovery Plan procedures, as well as the protection of customer data.

AXA IM, Inc., as an affiliate of both AXA Investment Managers, SA and the AXA Group, is part of a global initiative called Project SAFE, which was initiated in early 2014 to address the growth cybersecurity threats aim at not only large multi-national corporations, but also those that provide financial services and therefore are likely to require and maintain highly confidential, sensitive personal data of both clients, third parties and service providers that may also maintain such data. The Project SAFE program is scheduled for full implementation in 2015 and 2016 following a set of comprehensive risk analysis, a well-defined scope of applicability and coverage, and the development of multiple structuring projects. The Compliance Department shall maintain a set of core Project Safe overview materials, along with risk analysis, local implementation guidelines and related sample materials top help assess the applicable risks with third party service providers.

5.0	IDENTITY THEFT RED FLAGS RULES

The SEC and the U.S. Commodity Futures Trading Commission (the “CFTC”) jointly adopted rules to require certain hedge fund managers and other financial institutions to implement programs designed to detect and address identity theft, which is “fraud committed or attempted using the identifying information of another person without authority”.

Generally, the identity theft rules apply to delineated entities subject to each agency’s enforcement authority that are considered to be “financial institutions” or “creditors” that maintain “covered accounts.” With respect to the SEC, delineated entities include broker-

dealers, mutual funds, registered investment advisers and other entities subject to SEC regulation. With respect to the CFTC, delineated entities include futures commission merchants, retail foreign exchange dealers, introducing brokers, swap dealers, major swap participants, CTAs and CPOs. Both agencies essentially adopted the definition of “financial institution” set forth in Section 603(t) of the FCRA, which includes certain banks and credit unions as well as “any other person that, directly or indirectly, holds a transaction account (as defined in Section 19(b) of the Federal Reserve Act) belonging to a consumer.”

Section 19(b) defines “transaction account as “a deposit or account on which the depositor or account holder is permitted to make withdrawals by negotiable or transferable instrument, payment orders or withdrawal, telephone transfers, or other similar items for the purpose of making payments or transfers to third parties or others.” To determine whether it is a financial institution, an investment adviser that directly or indirectly provides services to natural person clients (either through a managed account or a fund) must determine whether it holds transaction accounts. One key inquiry is whether the adviser has authority, through a power of attorney or otherwise, to withdraw amounts from a client’s account and to direct payments to third parties. As indicated in the adopting release, in some circumstances, private fund advisers may be considered to directly or indirectly hold transaction accounts. For instance, if a natural person invests in a hedge fund, and the manager has been granted the authority, either directly by the investor or indirectly by the fund, to direct the payment of account proceeds (e.g., redemption proceeds, distributions, dividends or interest) to third parties, then the manager would indirectly hold a transaction account.

AXA IM, Inc. as an investment adviser is subject to the rule and therefore evaluates the investment management agreements or fund offering materials with its (natural) clients.

For managed account clients, AXA IM, Inc. reviews the managed account agreements to determine whether the agreement grants them any authority to withdraw money from the account and to direct payments to third parties, other than the adviser to pay advisory fees. At this point of time, AXA IM, Inc. has neither any natural person clients nor the authority to make a transfer to third parties at the request of such clients.

With respect to its private funds, AXA IM, Inc. reviews any fund offering documents and the investment management agreement with the fund to determine whether such documents grant the manager such authority to direct investment proceeds to third parties. At this point of time, AXA IM, Inc. has neither any natural person clients nor the authority to make a transfer to third parties at the request of such clients.

In case AXA IM, Inc. will obtain such authority and onboard natural persons clients, AXA IM, Inc. will

•	Review the methods for opening and accessing accounts;

•	Review previous experiences with identity theft

•	Review the investor on-boarding and redemption processes and evaluate controls designed to ensure that any information received or distributed is not being used in furtherance of identity theft.

•	Conduct due diligence on investors opening new accounts;

•	Monitor investor fund transactions;

•	Verify changes to information (such as address changes) provided by investors.

•	Enhance the training program related to identity theft

AXA IM, Inc. reconfirms the investment management agreements or fund offering materials with its clients to ensure whether it has authority to make third party payments at the request of natural persons clients. The policy itself will be updated depending on business changes and experiences with identity theft concerns.

AXA IM, Inc. trains its Employees on the Red Flag Rules during the annual compliance training sessions.

L.	PAY-TO-PLAY POLICY

1.0	BACKGROUND AND GENERAL POLICY

The laws of the federal government, the states and their municipal subdivisions place certain restrictions upon political and certain other contributions. These restrictions may apply in particular to companies like AXA IM, Inc. that are subject to substantial government oversight and that do business with certain states and their subdivisions. Applicable law may limit or forbid certain political and other contributions, and may impose reporting and other requirements with respect thereto. Contracts with clients and investors also may impose restrictions and requirements.

Rule 206(4)-5 (the “Pay-to-Play Rule”) of the Advisers Act addresses so-called “pay-to-play” practices under which direct or indirect payments by investment advisers to state and local government officials are perceived to improperly influence the award of government investment business. The Pay-to-Play Rule prohibits an AXA IM, Inc. from:

(i)	providing advisory services for compensation to a government entity client for two years after AXA IM, Inc. or certain of its executives or Employees make a contribution to certain elected officials or candidates;

(ii)	providing direct or indirect payments to any third party that solicits government entities for advisory business unless this third party is a registered broker-dealer or investment adviser itself subject to “pay-to-play” restrictions; and

(iii)	soliciting from others, or coordinating, contributions to certain elected officials or candidates or payments to political parties where the AXA IM, Inc. is providing or seeking government business.

Certain states also have pay-to-play prohibitions that in some cases may be even more restrictive than the Pay-to-Play Rule.

The purpose of the procedures outlined below in this Pay-to-Play Policy is not to prevent individual Employees of AXA IM, Inc. from exercising their right as citizens to participate in the political process. Rather, the purposes are (1) to facilitate the exercise of that right within the framework of knowledge of the requirements of both the applicable law and the applicable provisions of contracts with clients and investors; (2) to avoid the appearance of impropriety by AXA IM, Inc. and its Employees in the exercise of this right; and (3) to assist AXA IM, Inc. in becoming aware of and complying with the requirements that may be imposed upon it as a result of political contributions made by its Employees.

2.0	DEFINITIONS

2.1	Contribution

“Contribution” means any gift, subscription, loan, advance, or deposit of money or anything of value (e.g., meals and entertainment) made, directly or indirectly (a) for the purpose of influencing any election for federal, state or local office, (b) for the payment of debt incurred in connection with any such election, (c) for the payment of transition or inaugural expenses of the successful candidate for state or local office, or (d) to any Government Entity or Government Official, to the extent not included in any of the preceding clauses (a), (b) and (c).

2.2	Employee

“Employee” includes, for purposes of this policy: (i) any and each natural person that is a general partner, managing member, director, trustee and officer of AXA IM, Inc. and any other individual with a similar status or function with respect to Advisor; (ii) each employee of Advisor; and (iii) each spouse, civil union partner, dependent child and household member, if any, of the individuals described in the preceding clauses (i) and (ii), respectively.

2.3	Covered Investment Pool

“Covered Investment Pool” includes: (i) any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), that is an investment option of a plan or program of a government entity; or (ii) any company that would be an investment company under Section 3(a) of the Investment Company Act but for the exclusion provided from that definition by Section 3(c)(1), Section 3(c)(7), or Section 3(c)(11) of Investment Company Act (including hedge funds, private equity funds, venture capital funds, and collective investment trusts).

2.4	Government Entity

“Government Entity” includes: (1) all state and local governments, their agencies and instrumentalities; (2) all state and local public universities and colleges; (3) all state, local and public pension/retirement systems and other collective government funds, including, but not limited to, participant-directed plans such as plans under Sections 403(b), 457, and 529 of the Internal Revenue Code of 1986, as amended; and (4) all departments, agencies, commissions, boards, committees, councils, actuaries, entities and other bodies that manage, administer, act in a fiduciary capacity with respect to or otherwise support any Government Entity described in the preceding clauses (2) or (3).

2.5	Government Official

“Government Official” means (1) any person (including any family members of such person) who was, at the time of the Contribution: (i) an incumbent, candidate or successful candidate for elective office of a Government Entity; (ii) a non-elected or appointed official of a Government Entity; (iii) an elected, non-elected, appointed or paid member of or candidate for (a) a Government Entity board (including, but not limited to, a board of trustees/directors and a community board), commission, committee or council or (b) a board, commission, committee or council in support of any board, commission, committee or council described in the preceding clause (a); and (iv) an employee or staff member of any Government Entity or any Government Official described in the preceding clauses (i), (ii) or (iii); and (2) any exploratory committee, candidate committee, political party, political action committee (“PAC”), party committee or other political committee or campaign finance entity, including, but not limited to, any of the foregoing established by, supporting or authorized to support: (i) any person described in the preceding clause (1); or (ii) any bills, resolutions, amendments, reports, legislative acts, political questions, vetoes, nominations, rules or regulations pending or proposed in a state, county, city or other locality, or any other matter which may be the subject of action in a state, county, city or other locality.

2.6	Regulated Person

“Regulated Person” means, with respect to a Government Entity: (1) an SEC-registered investment adviser that is not currently subject to the Time-Out (as defined below in Section III of this Pay-to-Play Policy) with respect to such Government Entity, (2) an SEC-registered broker-dealer that is a member of the Financial Industry Regulatory Authority, Inc. or similar registered national securities association, provided that the rules of the association prohibit members from engaging in distribution or solicitation activities if certain political contributions have been made and the SEC finds that such rules are equal to or more stringent than those imposed on investment advisers by the Pay-to-Play Rule, or (3) a municipal advisor registered with the SEC under Section 15B of the Securities Exchange Act of 1934, as amended, and subject to the rules of the Municipal Securities Rulemaking Board, provided that such rules prohibit municipal advisors from engaging in distribution or solicitation activities if certain political contributions have been made and the SEC finds that such rules are equal to or more stringent than those imposed on AXA IM, Inc. s by the Pay-to-Play Rule.

3.0	TIME-OUT AND PRE-CLEARANCE OF CONTRIBUTIONS BY EMPLOYEES

Under the Pay-to-Play Rule, AXA IM, Inc. is prohibited from providing advisory services for compensation to certain Government Entities that are clients or prospective clients for a period of two years after AXA IM, Inc. or certain Employees (as described below) make a Contribution to a Government Official of such a Government Entity for the purpose of influencing any election for federal, state or local office (the “Time-Out”).

The Time-Out will apply to AXA IM, Inc. if an Employee made such a Contribution within the two-year period prior to becoming an Employee of AXA IM, Inc., provided that a reduced six-month look-back period will apply only with respect to an Employee who has not solicited Government Entities on behalf of Advisor since becoming an Employee. Similarly, AXA IM, Inc. will be subject to a two-year Time-Out from providing advisory services for compensation to a Government Entity invested in a Covered Investment Pool for two years after AXA IM, Inc. or an Employee makes a Contribution to a Government Official of such a Government Entity for the purpose of influencing any election for federal, state or local office. In addition, state and local laws, rules and regulations may be even more restrictive in this regard including, among other things, applying to a broader group of Employees, applying to affiliates and affiliates’ employees, applying to solicitors and their employees and establishing longer look back periods than the Pay-to-Play Rule.

As a result of these restrictions and the potential severe consequences for non-compliance, all Employees must receive the approval of the Compliance Department before making, directly or indirectly, any Contribution to a Government Official other than Contributions to candidates for federal office or individuals currently holding federal office provided such individuals are not running for a nonfederal office that would qualify as an office of a Government Official.

Individual requests for approval must be submitted via MCO to the Compliance Department for review on portal’s Political Contribution Pre-Clearance Form (the “Pre-Clearance Form”). The CCO will forward his or her own requests for approval of Contributions to another member of the Compliance Department. Requests will be approved or denied in writing via a notification on MCO as outlined below.

For purposes of this Policy, the following activities are considered Contributions and shall require pre-approval by the Compliance Department:

•	Contributions to any candidate seeking or holding political office in any U.S. state or municipality (this includes persons seeking federal office who currently hold state or local office).

•	Political fundraising activities on behalf of any candidate seeking or holding political office in any U.S. state or municipality or soliciting or coordinating contributions to an official or candidate (this includes persons seeking federal office who currently hold state or local office).

•	Contributions to, or fundraising activities on behalf of, any political action committee - other non-national political party or committee (e.g., the Essex County Democratic Party).

•	Please note that under this policy the following activities do not have to be pre-cleared:

•	Contributions to any candidate running for federal office (U.S. House, U.S. Senate or President) as long as such candidate does not currently hold state or local office;

•	Contributions to national federal political parties. (e.g., the Republican National Committee, Democratic National Committee);

•	Making speeches to support a candidate; or

•	Volunteering time to a campaign during non-work hours.

Employees are required to notify the Compliance Department immediately whenever there is a material change of circumstances or new facts after the Employee receives approval for a Contribution but prior to the actual making of the Contribution. Under such circumstances, no Contribution shall be made by the Employee, notwithstanding the previous receipt of an approval, until the CCO has had the opportunity to review the additional information, situation and facts and evaluate the validity of the prior approval. Documentation of such follow up review will be obtained and maintained in writing by the Compliance Department.

In general, the Compliance Department will only approve Contributions if AXA IM, Inc. does not plan on soliciting any public funds connected to the intended recipient of the Contribution or if an applicable de minimis exception or other exception applies to such Contribution. In addition, newly hired Employees are requested to complete a questionnaire related to their Contribution prior to the begin of their functional employment. See Section 10.1 below. Lastly, all Employees are trained annually on these rules and requested to reconfirm their contributions on an annual basis.

4.0	SOLICITING AND COORDINATING CONTRIBUTIONS

Under the Pay-to-Play Rule, AXA IM, Inc. and its Employees are also prohibited from coordinating or soliciting any person or PAC to make (i) any Contribution to a Government Official of a Government Entity to which AXA IM, Inc. provides or may seek to provide advisory services; or (ii) any payment to any state or local political party where AXA IM, Inc. is providing or seeking to provide advisory services to a Government Entity. Furthermore, a number of states and localities have similar restrictions with respect to coordinating or soliciting any person or PAC in the manner described in items (i) and (ii) of the preceding sentence.

Specific activities that may be prohibited under this section of the Pay-to-Play Policy include:

•	Consenting to use AXA IM, Inc.’s name on fundraising literature for a candidate;

•	Sponsoring a meeting or conference that features a Government Official as an attendee guest speaker and that involves fundraising for the Government Official;

•	Covering any expenses of such a meeting or conference; and

•	Paid fundraising for a Government Official.

•	Contributions to, or fundraising activities on behalf of, any political action committee (PAC) - other non-national political party or committee

Accordingly, before an Employee may engage in any of these activities, such Employee must consult with the Compliance Department to determine whether and to what extent the aforementioned restrictions may apply under the circumstances. In addition, state and local laws, rules and regulations may be even more restrictive in this regard including, among other things, applying to a broader group of Employees, applying to affiliates and affiliates’ employees, applying to solicitors and their employees than the Pay-to-Play Rule.

5.0	USE OF SOLICITORS

The following section is meant to augment AXA IM, Inc.’s policies and procedures which govern the use and oversight of third-party solicitors and referral agents. Generally, AXA IM, Inc. may only hire a solicitor (“Solicitor”) to solicit a Government Entity on AXA IM, Inc.’s behalf if the Solicitor is a Regulated Person with respect to such Government Entity. Certain state and local Government Entities, however, completely prohibit the use of Solicitors without providing for any exceptions. Thus, before using a Solicitor to solicit a Government Entity, the CCO must determine whether (i) such Solicitor is a Regulated Person and (ii) such Government Entity prohibits the use of Solicitors (including whether any applicable exception may apply under the circumstances).

6.0	STATE AND LOCAL LOBBYING LAWS

Certain states and localities may require AXA IM, Inc. marketing Employees of AXA IM, Inc. and third-party placement agents/solicitors to register as lobbyists prior to contacting Government Entities and/or Government Officials. These rules are evolving rapidly. Therefore, prior to entering into discussions with any Government Entity and/or Government Official, the Compliance Department and the Legal Department shall make a determination whether local lobbying laws apply.

7.0	STATE AND LOCAL DISCLOSURE LAWS AND POLICIES

Certain states, localities or Government Entities also may require AXA IM, Inc. to make certain disclosures prior to being awarded a contract by a Government Entity and/or Government Official. For example, in some jurisdictions, AXA IM, Inc. may be required to disclose information concerning its use of any third-party placement agents/solicitors, as well as any prior contacts with, or Contributions to, Government Entities and/or Government Officials. In the event that a contract is awarded to AXA IM, Inc. by a Government Entity and/or Government Official, some states, localities or Government Entities may require that AXA IM, Inc. make certain ongoing disclosures (similar to the types referenced in the prior sentence) during the term of the contract. Therefore, before entering into discussions with any Government Entity and/or Government Official, Employees should consult with the Compliance Department to determine whether and to what extent any such disclosure requirements may apply.

8.0	PROHIBITION ON DOING INDIRECTLY WHAT CANNOT BE DONE DIRECTLY

Employees may not do anything indirectly that cannot be done directly under the Pay-to-Play Rule or this Pay-to-Play Policy. For example, an Employee may not attempt to circumvent the Pay-to-Play Rule or this Pay-to-Play Policy by funneling or attempting to funnel a prohibited Contribution to a Government Official through a third-party, such as a solicitor, lobbyist, attorney or consultant.

9.0	COMPLIANCE OVERSIGHT

The Compliance Department is responsible for supervising compliance with this Pay-to-Play Policy. The personal political views of the Compliance Department shall in no way influence the supervision of this policy, including the review of any Pre-Clearance Form. Employees should consult with the Compliance Department if there is any uncertainty about the application of this policy to a particular situation.

10.0	INITIAL AND ONGOING REPORTING REQUIREMENTS

10.1	Initial Reporting Requirements for Prospective Employees

AXA IM, Inc. will seek to ensure that the newly hired Employee obtains, completes and returns a copy of the Political Contributions Questionnaire, which is included in the Human Resources new hire initial disclosure package. The Compliance Department will review the questionnaire to ensure that the activities of the newly hired Employee do not present an unacceptable conflict to AXA IM, Inc. and will address such a conflict, if necessary, on a case-by-case basis.

10.2	Annual Certification Requirement for Employees

On an annual basis, each Employee is required to complete and submit an Annual Certification to the Compliance Department certifying that such Employee has complied with this Pay-to-Play Policy and has pre-cleared all Contributions in accordance with this Pay-to-Play Policy.

11.0	REPORTING VIOLATIONS AND POTENTIAL VIOLATIONS

As explained above, the consequences of violating the Pay-to-Play Rule and similar state rules can have adverse consequences for AXA IM, Inc.’s business. For example, AXA IM, Inc. may not be able to collect fees from particular clients and/or may not be able to provide advisory services to particular clients if AXA IM, Inc. or its Employees fail to comply with the Pay-to-Play Rule or similar state rules. Nonetheless, at times AXA IM, Inc. may have the ability to cure certain violations by Employees of the Pay-to-Play Rule or similar state laws. Consequently, it is extremely important that Employees who failed to pre-clear a particular Contribution report such Contribution as soon as possible so that the Compliance Department can determine if any corrective steps may be taken to prevent adverse results for AXA IM, Inc.

Any Employee of AXA IM, Inc. who becomes aware of: (a) another Employee attempting to directly or indirectly offer, give or promise to pay money, gifts or anything of value to, or for the benefit of, any Government Official (including, but not limited to, a Contribution) for the purpose of obtaining or retaining business or otherwise securing an improper advantage, or (b) a Government Official attempting to obtain money, goods or other things of value from AXA IM, Inc. or its Employees by the wrongful use of the Government Official’s position or as a condition to perform certain duties the Government Official is normally required to perform, must promptly report such attempt or request to the Compliance Department and must refrain from taking any action until advised by the Compliance Department.

Employees must immediately report any other facts or circumstances that suggest a past or ongoing violation of this policy to the Compliance Department.

12.0	RECORDKEEPING

AXA IM, Inc. shall maintain documentation related to the Employees’ Contributions and other matters within the purview of this Policy in accordance with Rule 204-2 of the Advisers Act, which requires that AXA IM, Inc. make and retain for a period of five years:

•	records of Contributions made by AXA IM, Inc. and Employees to Government Officials (including candidates), and of payments to state or local political parties and PACs, listed in chronological order identifying each contributor and recipient, the amounts and dates of each Contribution or payment and whether a Contribution was subject to the exception for certain returned Contributions under the Pay-to-Play Rule;

•	a list of Employees, and the Government Entities to which AXA IM, Inc. has provided advisory services in the past five years;

•	a list of Government Entities that invest, or have invested in the past five years, in a Covered Investment Pool, including any Government Entity that selects a Covered Investment Pool to be an option of a plan or program of a Government Entity; and

•	a list of the names and business addresses of each Regulated Person to whom AXA IM, Inc. provides or agrees to provide, directly or indirectly, payment to solicit a Government Entity on its behalf.